Exhibit 99.1

                      HILAND REPORTS THIRD QUARTER RESULTS

    ENID, Okla., Nov. 10 /PRNewswire-FirstCall/ -- The Hiland companies, Hiland Partners, LP (Nasdaq: HLND) and Hiland Holdings GP, LP (Nasdaq: HPGP) today reported results for the third quarter of 2006.

    Hiland Partners, LP Financial Results

    Hiland Partners, LP reported quarterly net income for the three months ended September 30, 2006 of $3.7 million compared to net income of $2.7 million for the three months ended September 30, 2005, an increase of 39%. Net income per limited partner unit-basic for the third quarter of 2006 was $0.33 per unit compared to net income of $0.38 per unit in the corresponding quarter in 2005. Weighted average limited partner units outstanding for the three months ended September 30, 2006 was 9.2 million units compared to 6.8 million units for the three months ended September 30, 2005. EBITDA (EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense) for the three months ended September 30, 2006 was $11.8 million compared to $6.3 million for the three months ended September 30, 2005, an increase of 88%. Total segment margin for the three months ended September 30, 2006 was $17.7 million compared to $8.6 million for the three months ended September 30, 2005, an increase of 105%. The increases are primarily attributable to the inclusion of the results of operations from the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005 and the acquisition of the Kinta Area gathering assets effective May 1, 2006.

    For the nine-month period ended September 30, 2006, Hiland Partners, LP reported net income of $11.1 million compared to net income of $6.2 million for the nine months ended September 30, 2005, an increase of 79%. Net income per limited partner unit-basic for the nine months ended September 30, 2006 increased to $1.07 per unit from net income of $0.82 per unit in the corresponding period in 2005, an increase of 30%. Weighted average limited partner units outstanding for the nine months ended September 30, 2006 was 8.9 million units compared to 6.8 million units for the nine months ended September 30, 2005. EBITDA for the nine months ended September 30, 2006 was $30.9 million compared to $14.2 million for the nine months ended September 30, 2005, an increase of 117%. Total segment margin for the nine months ended September 30, 2006 was $45.5 million compared to $20.8 million for the nine months ended September 30, 2005, an increase of 119%. The increases are primarily attributable to the inclusion of the results of operations from the assets acquired from Hiland Partners, LLC (the Worland gathering system and compression assets) as part of our initial public offering on February 15, 2005, the acquisition of Hiland Partners, LLC (the Bakken gathering system) effective September 1, 2005 and the acquisition of the Kinta Area gathering assets effective May 1, 2006.

    Our financial results for the quarter ended and nine months ended September 30, 2006 include the acquisition of the membership interests of Hiland Partners, LLC (the Bakken gathering system) effective on September 1, 2005 and the acquisition of the Kinta Area gathering assets effective May 1, 2006. The results of operations for the quarter ended and nine months ended September 30, 2005 include the financial results of Continental Gas, Inc. (our predecessor) through February 14, 2005 and the results of operations of Hiland Partners, LP for the period from February 15, 2005, the date Hiland Partners, LP commenced operations. As a result, our results of operations are not comparable on a period-to-period basis.

    "We are pleased with our third quarter results, which include a full quarter of operations attributable to our Kinta Area acquisition," said Randy Moeder, President and Chief Executive Officer. "During 2006, we have steadily increased our distributions to unitholders while funding various expansion projects, including our new Badlands and Matli Processing Plants. As we look forward to next year, we expect to realize the additional cash flows stemming from the completion of our previously announced expansion projects."

    On October 24, 2006, Hiland Partners, LP announced an increase in its cash distribution for the third quarter of 2006. The declared quarterly distributions on Hiland Partners, LP's common and subordinated units increased to $0.70 per unit (an annualized rate of $2.80 per unit) from $0.675 per unit (an annualized rate of $2.70 per unit) for the second quarter of 2006. This distribution will be payable on November 14, 2006 to unitholders of record on November 6, 2006.

    Hiland Holdings GP, LP Financial Results

    Hiland Holdings GP, LP reported quarterly net income of $131 thousand ($0.01 per limited partner unit-basic) for the six-day period from September 25, 2006, inception of operations, to September 30, 2006. Hiland Holdings GP, LP commenced operations September 25, 2006 upon successful completion of its initial public offering and the concurrent contribution of certain interests from its predecessor entity and its contributing parties.

    Hiland Holdings GP, LP, including its predecessor, Hiland Partners GP, LLC, reported a net loss of $24 thousand for the third quarter of 2006, compared to net income of $46 thousand for the comparable period in 2005. Net income before minority interest was $2.7 million in the third quarter of 2006 and $2.7 million in the third quarter of 2005. Hiland Holdings GP, LP reported net income of $538 thousand for the nine months ended September 30, 2006, compared to net income of $569 thousand for the comparable period in 2005. Net income before minority interest was $9.5 million for the nine months ended September 30, 2006 compared to $6.1 million for the nine months ended September 30, 2005.

    Hiland Holdings GP, LP's share of distributions, including distributions on its 5,381,471 limited partner units, its two percent general partner interest, and the incentive distributions rights, was approximately $4.6 million for the third quarter. Of this amount, approximately $4.3 million relates to periods prior to the closing of the initial public offering and will be distributed entirely to the contributing parties. On October 24, 2006, Hiland Holdings GP, LP, announced its initial cash distribution for the third quarter of 2006. The declared quarterly distributions on the Partnership's units will be $0.2025 per unit (an annualized rate of $0.81 per unit). The distribution will be prorated for the portion of the third quarter Hiland Holdings GP, LP was a public company, which equates to $0.0132 per unit or approximately $0.3 million, and is expected to be paid on or about February 19, 2007 to Unitholders of record on or about February 5, 2007.

    Conference Call Information

    Hiland has scheduled a conference call for 10:00 am Central Time, Monday, November 13, 2006, to discuss the 2006 third quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at http://www.hilandpartners.com , on the "investor relations" section of the Partnership's website.

    Use of Non-GAAP Financial Measures

    This press release and the accompanying schedules include the non- generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

    About the Hiland Companies

    Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of thirteen natural gas gathering systems with approximately 1,800 miles of gathering pipelines, five natural gas processing plants, three natural gas treating facilities and three NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

    Hiland Holdings GP, LP owns the two percent general partner interest, a 57 percent limited partner interest, and the incentive distribution rights of Hiland Partners, LP.

    This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

                              - tables to follow -

    Other Financial and Operating Data

    HLND - Results of Operations

    Set forth in the table below is financial and operating data for Hiland Partners, LP and Continental Gas, Inc. (predecessor) for the periods indicated.

                                                         Three Months Ended
                                                            September 30,
                                                     --------------------------
                                                        2006           2005
                                                     -----------    -----------
                                                     (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                                   $    56,062    $    40,720

Midstream purchases                                       39,609         33,313
                                                     -----------    -----------
Midstream segment margin                                  16,453          7,407

Compression revenues (A)                                   1,205          1,205
                                                     -----------    -----------
Total segment margin (B)                             $    17,658    $     8,612
                                                     ===========    ===========
Summary of Operations Data:
Midstream revenues                                   $    56,062    $    40,720

Compression revenues                                       1,205          1,205
                                                     -----------    -----------
  Total revenues                                          57,267         41,925

Operating cost and expenses

  Midstream purchases (exclusive of items
   shown separately below)                                39,609         33,313

  Operations and maintenance                               4,569          1,897
  Depreciation, amortization and accretion                 6,175          2,912
  General and administrative                               1,375            521
                                                     -----------    -----------
    Total operating costs and expenses                    51,728         38,643
                                                     -----------    -----------
    Operating income                                       5,539          3,282
  Other income (expense)                                  (1,801)          (598)
                                                     -----------    -----------
Net income                                                 3,738          2,684

Add:

  Depreciation, amortization and accretion                 6,175          2,912
  Amortization of deferred loan costs                         86             83
  Interest expense                                         1,783            585
                                                     -----------    -----------
EBITDA (C)                                           $    11,782    $     6,264
                                                     ===========    ===========

Non-cash (gain) loss on derivative transactions      $        31    $       ---
Non-cash compensation expense                        $       120    $       ---

Maintenance capital expenditures                     $       997    $       665
Expansion capital expenditures                            13,333         65,364
                                                     -----------    -----------
Total capital expenditures                           $    14,330    $    66,029
                                                     ===========    ===========
Operating Data:
Natural gas sales (MMBTU/d)                               69,563         46,815
NGL sales (Bbls/d)                                         3,239          1,911
Natural gas gathered (MMBtu/d) (D)                       129,168            ---

                                                  Nine Months Ended September 30,
                                   -------------------------------------------------------------
                                                                        2005
                                                   ---------------------------------------------
                                                                    Continental
                                                       Hiland        Gas, Inc.
                                                     Partners,     (Predecessor)
                                       2006            LP (E)           (F)          Total (G)
                                   -------------   -------------   -------------   -------------
                                                     (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                 $     159,800   $      83,481   $      11,813   $      95,294
Midstream purchases                      117,965          67,801           9,747          77,548
                                   -------------   -------------   -------------   -------------
Midstream segment margin                  41,835          15,680           2,066          17,746
Compression revenues (A)                   3,615           3,012             ---           3,012
                                   -------------   -------------   -------------   -------------
Total segment margin (B)           $      45,450   $      18,692   $       2,066   $      20,758
                                   =============   =============   =============   =============

Summary of Operations Data:
Midstream revenues                 $     159,800   $      83,481   $      11,813   $      95,294
Compression revenues                       3,615           3,012             ---           3,012
                                   -------------   -------------   -------------   -------------
  Total revenues                         163,415          86,493          11,813          98,306
Operating cost and expenses
  Midstream purchases
  (exclusive of items
   shown separately below)               117,965          67,801           9,747          77,548
  Operations and maintenance              11,140           4,303             780           5,083
  Depreciation, amortization
   and accretion                          15,811           6,412             512           6,924
  General and administrative               3,653           1,373             166           1,539
                                   -------------   -------------   -------------   -------------
    Total operating costs
     and expenses                        148,569          79,889          11,205          91,094
                                   -------------   -------------   -------------   -------------
    Operating income                      14,846           6,604             608           7,212
Other income (expense)                    (3,740)           (899)           (115)         (1,014)
                                   -------------   -------------   -------------   -------------
Net income                                11,106           5,705             493           6,198

Add:
  Depreciation, amortization
   and accretion                          15,811           6,412             512           6,924
  Amortization of deferred
   loan costs                                319             347              13             360
  Interest expense                         3,643             658             108             766
                                   -------------   -------------   -------------   -------------
EBITDA (C)                         $      30,879   $      13,122   $       1,126   $      14,248
                                   =============   =============   =============   =============

Non-cash (gain) loss
 on derivative transactions        $        (133)   $        ---   $         ---   $         ---
Non-cash compensation expense      $         338    $        ---   $         ---   $         ---

Maintenance capital expenditures   $       2,712   $       1,225   $         237   $       1,462
Expansion capital expenditures           141,677          65,867             ---          65,867
                                   -------------   -------------   -------------   -------------
Total capital expenditures         $     144,389   $      67,092   $         237   $      67,329
                                   =============   =============   =============   =============
Operating Data:
Natural gas sales (MMBTU/d)               64,796          44,226          37,052          43,044
NGL sales (Bbls/d)                         3,256           1,631           1,206           1,561
Natural gas gathered
 (MMBtu/d) (D)                            72,657             ---             ---             ---

                                                   September 30,    December 31,
                                                       2006            2005
                                                   -------------   -------------
                                                     (unaudited, in thousands)
Balance Sheet Data (at period end):
Property and equipment, at cost, net               $     291,513   $     120,715
Total assets                                       $     328,655   $     193,969
Long-term debt, net of current maturities          $     134,064   $      33,784
Net equity                                         $     171,248   $     138,589

    (A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

    (B) Reconciliation of total segment margin to operating income:

                                                        Three Months Ended
                                                           September 30,
                                                   -----------------------------
                                                       2006            2005
                                                   -------------   -------------
                                                     (unaudited, in thousands)
Reconciliation of Total Segment Margin to
  Operating Income
Operating income                                   $       5,539   $       3,282
Add:
Operations and maintenance expenses                        4,569           1,897
Depreciation, amortization and accretion                   6,175           2,912
General and administrative expenses                        1,375             521
                                                   -------------   -------------
Total segment margin                               $      17,658   $       8,612
                                                   =============   =============

                                                     Nine Months Ended September 30,
                                      -------------------------------------------------------------
                                                                           2005
                                                      ---------------------------------------------
                                                                       Continental
                                                          Hiland        Gas, Inc.
                                                        Partners,     (Predecessor)
                                          2006            LP (E)           (F)          Total (G)
                                      -------------   -------------   -------------   -------------
                                                        (unaudited, in thousands)
Reconciliation of Total Segment
  Margin to Operating Income
Operating income                      $       6,604   $         608   $       7,212   $      14,846
Add:
Operations and maintenance expenses           4,303             780           5,083          11,140
Depreciation, amortization
 and accretion                                6,412             512           6,924          15,811
General and administrative expenses           1,373             166           1,539           3,653
                                      -------------   -------------   -------------   -------------
Total segment margin                  $      18,692   $       2,066   $      20,758   $      45,450
                                      =============   =============   =============   =============

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

    (C) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

    (D) Natural gas gathered for fee (MMBtu/d) represents natural gas volumes gathered associated with the Kinta Area gas gathering assets we acquired on May 1, 2006 in which we do not take title to the gas.

    (E) Amounts presented in the Hiland Partners, LP column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of our initial public offering.

    (F) Amounts presented in the Predecessor column include only the activity of Continental Gas, Inc. for the period prior to the formation of Hiland Partners, LP on February 15, 2005.

    (G) Total income and expense items included in the Consolidated Statements of Operations and our predecessor will be included in our second quarter 2006 10-Q.

    HPGP - Results of Operations

                                                 Three Months Ended September 30,
                                 ----------------------------------------------------------------
                                                      2006                              2005
                                 -----------------------------------------------    -------------
                                                     Hiland                            Hiland
                                    Hiland          Partners                          Partners
                                   Holdings        GP, LLC (D)                       GP, LLC (D)
                                   GP, LP(C)      (Predecessor)       Total(E)      (Predecessor)
                                 -------------    -------------    -------------    -------------
                                                     (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues               $       3,656    $      52,406    $      56,062    $      40,720
Midstream purchases                      2,583           37,026           39,609           33,313
                                 -------------    -------------    -------------    -------------
Midstream segment margin                 1,073           15,380           16,453            7,407
Compression revenues (A)                    79            1,126            1,205            1,205
                                 -------------    -------------    -------------    -------------
Total segment margin (B)         $       1,152    $      16,506    $      17,658    $       8,612
                                 =============    =============    =============    =============

Summary of Operations Data:
Midstream revenues               $       3,656    $      52,406    $      56,062    $      40,720
Compression revenues                        79            1,126            1,205            1,205
                                 -------------    -------------    -------------    -------------
  Total revenues                         3,735           53,532           57,267           41,925

Operating cost and expenses
  Midstream purchases
  (exclusive of items
   shown separately below)               2,583           37,026           39,609           33,313
  Operations and maintenance               298            4,271            4,569            1,897
  Depreciation, amortization
   and accretion                           427            6,035            6,462            2,912
  General and administrative               105            1,292            1,397              542
                                 -------------    -------------    -------------    -------------
    Total operating costs
     and expenses                        3,413           48,624           52,037           38,664
                                 -------------    -------------    -------------    -------------
    Operating income                       322            4,908            5,230            3,261
  Other income (expense)                  (119)          (2,370)          (2,489)            (598)
                                 -------------    -------------    -------------    -------------
    Income before minority
     interest in income
     of HLND                               203            2,538            2,741            2,663
  Minority interest
   in income of HLND                       (72)          (2,693)          (2,765)          (2,617)
                                 -------------    -------------    -------------    -------------
Net income                       $         131    $        (155)   $         (24)   $          46
                                 =============    =============    =============    =============

                                                               Nine Months Ended September 30,
                             --------------------------------------------------------------------------------------------------
                                                  2006                                               2005
                             -----------------------------------------------    -----------------------------------------------
                                 Hiland          Hiland                            Hiland         Continental
                               Holdings         Partners                          Partners,        Gas, Inc
                                GP, LP         GP, LLC (D)         Total           GP, LLC            (G)             Total
                                  (C)         (Predecessor)         (E)              (F)         (Predecessor)         (E)
                             -------------    -------------    -------------    -------------    -------------    -------------
                                                                 (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues           $      10,422    $     149,378    $     159,800    $      83,481    $      11,813    $      95,294
Midstream purchases                  7,693          110,272          117,965           67,801            9,747           77,548
                             -------------    -------------    -------------    -------------    -------------    -------------
Midstream segment
 margin                              2,729           39,106           41,835           15,680            2,066           17,746
Compression revenues (A)               236            3,379            3,615            3,012              ---            3,012
                             -------------    -------------    -------------    -------------    -------------    -------------
Total segment margin (B)     $       2,965    $      42,485    $      45,450    $      18,692    $       2,066    $      20,758
                             =============    =============    =============    =============    =============    =============
Summary of Operations
 Data:
Midstream revenues           $      10,422    $     149,378    $     159,800    $      83,481    $      11,813    $      95,294
Compression revenues                   236            3,379            3,615            3,012              ---            3,012
                             -------------    -------------    -------------    -------------    -------------    -------------
 Total revenues                     10,658          152,757          163,415           86,493           11,813           98,306
Operating cost
 and expenses
 Midstream purchases
  (exclusive of
  items shown
  separately below)                  7,693          110,272          117,965           67,801            9,747           77,548
 Operations and
  maintenance                          727           10,413           11,140            4,303              780            5,083
 Depreciation,
  amortization
  and accretion                      1,054           15,202           16,256            6,412              512            6,924
 General and
  administrative                       253            3,442            3,695            1,425              166            1,591
                             -------------    -------------    -------------    -------------    -------------    -------------
  Total operating
   costs and expenses                9,727          139,329          149,056           79,941           11,205           91,146
                             -------------    -------------    -------------    -------------    -------------    -------------
  Operating income                     931           13,428           14,359            6,552              608            7,160
 Other income (expense)               (247)          (4,583)          (4,830)            (899)            (115)          (1,014)
                             -------------    -------------    -------------    -------------    -------------    -------------
  Income before minority
   interest in
   income of HLND                      684            8,845            9,529            5,653              493            6,146
 Minority interest in
  income of HLND                      (553)          (8,438)          (8,991)          (5,577)             ---           (5,577)
                             -------------    -------------    -------------    -------------    -------------    -------------
Net income                   $         131    $         407    $         538    $          76    $         493    $         569
                             =============    =============    =============    =============    =============    =============

                                                   September 30,    December 31,
                                                       2006            2005
                                                   -------------   -------------
                                                     (unaudited, in thousands)
Balance Sheet Data (at period end):
Property and equipment, at cost, net               $     247,901   $     120,715
Total assets                                       $     341,754   $     194,085
Long-term debt, net of current maturities          $     134,318   $      33,784
Net equity                                         $      40,831   $       2,791

    (A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

    (B) Reconciliation of total segment margin to operating income:

                                               Three Months Ended September 30,
                                 -------------------------------------------------------------
                                                     2006                             2005
                                 ---------------------------------------------   -------------
                                                    Hiland                          Hiland
                                    Hiland         Partners                        Partners
                                   Holdings       GP, LLC (D)                     GP, LLC (D)
                                   GP, LP(C)     (Predecessor)      Total(E)     (Predecessor)
                                 -------------   -------------   -------------   -------------
                                                   (unaudited, in thousands)
Reconciliation of
 Total Segment Margin to
 Operating Income
Operating income                 $         322   $       4,908   $       5,230   $       3,261
Add:
Operations and maintenance
 expenses                                  298           4,271           4,569           1,897
Depreciation, amortization
 and accretion                             427           6,035           6,462           2,912
General and administrative
 expenses                                  105           1,292           1,397             542
                                 -------------   -------------   -------------   -------------
Total segment margin             $       1,152   $      16,506   $      17,658   $       8,612
                                 =============   =============   =============   =============

                                                      Nine Months Ended September 30,
                       ---------------------------------------------------------------------------------------------
                                           2006                                            2005
                       ---------------------------------------------   ---------------------------------------------
                          Hiland          Hiland                          Hiland
                         Holdings        Partners                        Partners,      Continental
                          GP, LP        GP, LLC (D)        Total          GP, LLC       Gas, Inc (G)       Total
                            (C)        (Predecessor)        (E)             (F)        (Predecessor)        (E)
                       -------------   -------------   -------------   -------------   -------------   -------------
                                                         (unaudited, in thousands)
Reconciliation
 of Total Segment
 Margin to
 Operating Income
Operating income       $         931   $      13,428   $      14,359   $       6,552   $         608   $       7,160
Add:
Operations and
 maintenance
 expenses                        727          10,413          11,140           4,303             780           5,083
Depreciation,
 amortization
 and accretion                 1,054          15,202          16,256           6,412             512           6,924
General and
 administrative
 expenses                        253           3,442           3,695           1,425             166           1,591
                       -------------   -------------   -------------   -------------   -------------   -------------
Total segment
 margin                $       2,965   $      42,485   $      45,450   $      18,692   $       2,066   $      20,758
                       =============   =============   =============   =============   =============   =============

    We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

    (C) Amounts presented in the Hiland Holdings GP, LP column include only the consolidated operations beginning on September 25, 2006. These amounts include the contribution of assets and member interest from HLND GP at the completion of our initial public offering.

    (D) Amounts presented in the HLND GP, LLC Predecessor columns include only the consolidated operations of for the period beginning February 15, 2005 to September 25, 2006.

    (E) Total income and expense items included in our Consolidated Statements of Operations and our predecessor are included in this Form 10-Q for the stated period.

    (F) Amounts presented in the HLND, LP column include only the activity for the period beginning on February 15, 2005. These amounts include the operations of the Worland gathering system and compression assets acquired from Hiland Partners, LLC at the completion of our initial public offering.

    (G) Amounts presented in the Predecessor columns include only the operations of CGI for the period prior to HLND's initial public offering on February 15, 2005.

SOURCE  Hiland Partners, LP; Hiland Holdings GP, LP
    -0-                             11/10/2006
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/
    /Web site:  http://www.hilandpartners.com /
    (HLND HPGP)